Exhibit 10.2

EXECUTION VERSION

July 9, 2018

Advanced Drainage Systems, Inc.

4640 Trueman Blvd.

Hilliard, OH 43026

Re:	Amendment No. 1 to Second Amended and Restated Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Private Shelf     Agreement, dated as of June 22, 2017, (the “Note Agreement”), between Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), on one hand, and PGIM, Inc. (“Prudential”), the Existing Holders and each other Prudential Affiliate as therein defined which becomes bound by certain provisions thereof as therein provided, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such    terms in the Note Agreement.

The Company has requested that Prudential and the holders of Notes amend the Note Agreement as set forth herein, and Prudential and the holders of the Notes executing this letter agreement are willing to agree to such requests on the terms and conditions set forth herein.

Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1.  Amendments.  From and after the Effective Date (as defined in Section 3 hereof), the parties hereto agree that the paragraph 10B of the Note Agreement is hereby      amended by amending and restating the definition of “Consolidated EBITDAE” to read as    follows:

“Consolidated EBITDAE” for any period of determination shall mean, without duplication, (i) net income, plus, to the extent reducing net income, the sum, of amounts for (a) consolidated interest expense, (b) charges for federal, state, local and foreign income taxes, (c) total depreciation expense, (d) total amortization expense, (e) costs and expenses incurred in connection with the Transactions in an aggregate amount not to exceed $2,500,000, (f) non-cash charges reducing net income for such period, (g) ESOP Compensation, (h) non-cash compensation related to stock options and restricted stock, (i) one time, nonrecurring expenses related to the restatement of the Transaction Parties’ financial statements for the trailing four fiscal quarters, and (j) non-recurring cash charges of up to $15,000,000 in the aggregate for the trailing fiscal four quarters, minus (ii) the sum of (a) non‑recurring, one-time cash gains increasing net  income, and (b) non-cash gains increasing net income, in each case of the

Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

For purposes of calculating Consolidated EBITDAE (x) with respect to a business acquired by the Transaction Parties or Subsidiaries thereof pursuant to a Permitted Acquisition, Consolidated EBITDAE shall be calculated on a pro forma basis (determined on a basis consistent with Article 11 or Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the United States of America Securities and Exchange Commission), using historical    numbers of any business so acquired, in accordance with GAAP as if the     Permitted Acquisition had been consummated at the beginning of such period,      and (y) with respect to a business or assets liquidated, sold or disposed of by the Transaction Parties or Subsidiaries pursuant to paragraph 611, Consolidated EBITDAE shall be calculated on a pro forma basis (determined on the basis stated above), using historical numbers of any business or assets so liquidated, sold or disposed of, in accordance with GAAP as if such liquidation, sale or disposition   had been consummated at the beginning of such period.

SECTION 2.  Representations and Warranties.  The Company represents and warrants to Prudential and each holder of a Note that (i) the execution and delivery of this letter agreement has been duly authorized by all necessary corporate action on behalf of the Company and each Guarantor, (ii) this letter agreement has been executed and delivered by a duly authorized officer of the Company and each Guarantor, (iii) the Company and each Guarantor has obtained all authorizations, consents, and approval necessary for the execution, delivery and performance of this letter agreement and such authorizations, consents and approval are in full force and effect, (iv) since March 31, 2018, no Material Adverse Effect shall have occurred with respect to the Company or any of the Guarantors and (v) after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct in all material respects (or in all respects, in the case of any representation and warranty that is already qualified by materiality or “Material Adverse Effect”) as of the date of the execution and delivery of this letter agreement by the Company with the same effect as if made on such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct in all material respects (or in all respects, in the case of any representation and warranty that is already qualified by materiality or “Material Adverse Effect”) on and as of such earlier date), (b) no Event of Default or Default exists and (c) neither the Company nor any Subsidiary has paid or agreed to pay, and the Company and its Subsidiaries will not pay or agree to pay, any fees or other consideration to the Bank Agent or any Bank for or with respect to the amendment to the Credit Agreement referred to in Section 3.2 below other than the legal fees paid to counsel for the Banks and Bank Agent referred to in Section 6.3 of the amendment to the Credit Agreement referenced in Section 3.2 below.

SECTION 3.  Conditions Precedent.  The amendments in Section 1 of this letter agreement shall become effective as of March 31, 2018 (the “Effective Date”) once each of the following conditions has been satisfied:

3.1.	Documents. Prudential and each holder of a Note shall have received counterparts of this letter agreement executed by Prudential, the Required Holder(s), the Company and each Guarantor.
3.2.

Credit Agreement.  Prudential and each holder of a Note shall have received an executed copy of the amendment to the Credit Agreement in form and substance consistent with the terms set forth herein and satisfactory to Prudential and the Required Holder(s).

3.3.

Compliance Certificate. The Company shall have furnished its Compliance Certificate to each Significant Holder pursuant to paragraph 5A of the Note Agreement applicable to the financial statements delivered for the quarter ending March 31, 2018 (the “3/31/18 Compliance Certificate”), including Consolidated EBITDAE calculated, in the manner consistent with the definition of Consolidated EBITDAE, as amended by this letter agreement.

3.4.

Representations.  All statements set forth in Section 2 shall be true and correct as of the Effective Date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

3.5.

Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter agreement shall be satisfactory to Prudential and each holder of a Note and its counsel, and Prudential and each holder of a Note shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 4.  Reference to and Effect on Note Agreement; Ratification of Note Agreement. Upon the effectiveness of the amendments to the Note Agreement made in this letter agreement, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically stated in this letter agreement, the execution, delivery and effectiveness of this letter agreement shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any holder of a Note, or (c) constitute a waiver of, or consent to any departure  from, any provision of the Note Agreement or Note at any time. Nothing contained in this letter agreement shall be construed as a course of dealing or other implication that Prudential and any holder of a Note has agreed to or is prepared to grant any consents or agree to any amendments to the Note Agreement or any Note in the future, whether or not under similar circumstances.

SECTION 5.  Expenses.  The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential or any holder of a Note, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or such holder of a Note in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of Company under this Section 5 shall  survive transfer by any holder of a Note of any Note and payment of any Note.

SECTION 6.  Governing Law.  THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF        THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW        YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD   OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY,   THE LAWS OF ANY OTHER JURISDICTION).

SECTION 7.  Reaffirmation.  Each Guarantor hereby consents to the foregoing amendments and consents to the Note Agreement and hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Guaranty Agreement after giving effect to such amendments and consents. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendments and consents, that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the Guarantied Obligations (as defined in the Guaranty Agreement) arising under or in connection with the Note Agreement or any of the Shelf Notes, as the same are amended by this letter agreement.

SECTION 8.  Counterparts; Section Titles.  This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile shall be effective as delivery of a manually executed counterpart of this letter agreement. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[Signature Pages Follow]

Very Truly Yours,

PGIM, INC.

By:/s/ David Quankenbush

Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:/s/ David Quankenbush

Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:PGIM, Inc.,

as investment manager

By:/s/ David Quankenbush

Vice President

PRUCO LIFE INSURANCE COMPANY

By:/s/ David Quankenbush

Assistant Vice President

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED PRIVATE SHELF AGREEMENT

THE GIBRALTAR LIFE INSURANCE CO.,
  LTD.

By:	Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:	PGIM, Inc., as Sub-Adviser

By:	/s/ Anthony Coletta

Vice President

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED PRIVATE SHELF AGREEMENT

Accepted and Agreed:

COMPANY:

ADVANCED DRAINAGE SYSTEMS, INC.

By:/s/ D. Scott Barbour

Name: D. Scott Barbour

Title: President and Chief Executive Officer

GUARANTORS:

STORMTECH LLC

HANCOR, INC.

HANCOR HOLDING CORPORATION

By:/s/ Dean G. Bruno

Name: Dean G. Bruno

Title: Treasurer

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED PRIVATE SHELF AGREEMENT